Exhibit 32

                                 CERTIFICATION


We, John O. Jones, Jr. and Robert J. Wilkins certify that:

1.   We have read this amended annual report on Form 10-KS/AB of Joning
     Corporation;

2. To our knowledge the information in this amended annual report is true in all important respects as of August 31, 2002; and

3. This report contains all information about the company of which we are aware that we believe important to a reasonable investor, in light of the subjects required to be addressed in this report as of August 31, 2002.

For purposes of this certification, information is "important to a reasonable investor" if:

(a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

(b) The report would be misleading to a reasonable investor if the information was omitted from the report.


Date:  February 11, 2004

                                                /s/  John O. Jones, Jr.
                                                --------------------------------
                                                John O. Jones, Jr. President


                                                /s/  Robert J. Wilkins
                                                --------------------------------
                                                Dr. Robert J. Wilkins, Secretary